UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

CF Industries Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 405-2400

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 (“Amendment No. 2”) on Form 8-K/A amends and supplements the Current Report on Form 8-K of CF Industries Holdings, Inc. (“CF Holdings”), filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2010 (the “Initial 8-K”), and Amendment No. 1 on Form 8-K/A filed with the SEC on April 12, 2010, to report the completion of the Merger (as defined below) and the acquisition of Terra Industries Inc. (“Terra”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on the Initial 8-K, on April 5, 2010, Composite Merger Corporation (“Merger Sub”), an indirect, wholly-owned subsidiary of CF Holdings, accepted for purchase a total of 85,757,343 shares (including shares subject to guarantees of delivery) of common stock, without par value (the “Terra Common Stock”), of Terra, representing approximately 85.6% of the outstanding shares of Terra Common Stock, pursuant to an offer (the “Exchange Offer”) by Merger Sub to exchange each of the issued and outstanding shares of Terra Common Stock for (i) $37.15 in cash, less any applicable withholding taxes and without interest, and (ii) 0.0953 shares of the common stock, par value $0.01 per share, of CF Holdings (together with the associated preferred stock purchase rights).

Also as previously reported on the Initial 8-K, on April 5, 2010, CF Holdings announced that Merger Sub had commenced a subsequent offering period for all remaining shares of Terra Common Stock.  The subsequent offering period expired at 5:00 p.m., New York City time, on Wednesday, April 14, 2010, with a total of 6,472,953 additional shares of Terra Common Stock, representing approximately 6.5% of the outstanding shares of Terra Common Stock, being validly tendered and accepted for purchase during the subsequent offering period.  Accordingly, following the expiration of the subsequent offering period, Merger Sub owned a total of 92,230,296 shares of Terra Common Stock, or approximately 92.1% of the outstanding shares of Terra Common Stock.

On April 15, 2010, CF Holdings completed the acquisition of Terra by effecting the merger (the “Merger”) of Merger Sub with and into Terra without a vote or meeting of Terra stockholders pursuant to the short-form merger procedure available under Maryland law.  In the Merger, each outstanding share of Terra Common Stock not tendered and purchased in the Exchange Offer was converted into the right to receive the same consideration that was paid in the Exchange Offer.  As a result of the Merger, Terra is now an indirect, wholly-owned subsidiary of CF Holdings. In the aggregate, CF Holdings issued approximately 9.5 million shares of CF Holdings common stock and paid approximately $3.7 billion in cash in exchange for shares of Terra common stock in the Exchange Offer and the Merger.

Item 8.01 Other Events

On April 15, 2010, CF Holdings issued a press release announcing that the Merger would be completed on April 15, 2010. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release, dated April 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2010	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 15, 2010